Exhibit 99.2
TERMINATION AGREEMENT IN RESPECT OF U.S. GUARANTEE AND SECURITY AGREEMENT
     TERMINATION AGREEMENT dated as of October 24, 2005 among NORTEL NETWORKS LIMITED, NORTEL NETWORKS INC., the Subsidiaries party hereto and JPMORGAN CHASE BANK, N.A.
     WHEREAS, Nortel Networks Limited (“NNL”), Nortel Networks Inc. (“NNI”), the Subsidiaries party thereto (each NNL, NNI and the Subsidiaries, a “Lien Grantor”) and JPMorgan Chase Bank, N.A. (the “Collateral Agent”) entered into the U.S. Guarantee and Security Agreement dated as of April 4, 2002, as amended by Amendment No. 1 to the U.S. Guarantee and Security Agreement dated as of December 12, 2002 (the “Security Agreement”);
     WHEREAS, NNL and the other Lien Grantors have delivered a termination request letter dated October 24, 2005 to the Collateral Agent and Export Development Corporation (“EDC”) requesting (i) the Collateral Agent to terminate the Security Agreement and to release the Total Collateral from the Liens created thereunder (the “Requests”) and (ii) EDC to instruct the Collateral Agent to take certain actions necessary to effect the Requests pursuant to Section 19(c)(ii)(y) of the Security Agreement;
     WHEREAS, EDC has (i) consented to the termination of the Security Agreement pursuant to Section 26 of the Security Agreement, (ii) consented to the release of the Total Collateral from the Liens created by the Security Agreement pursuant to Section 20(h) of the Security Agreement and (iii) instructed the Collateral Agent to take certain actions necessary to effect the Requests pursuant to Section 19(c)(ii)(y) of the Security Agreement;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1     Definitions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Security Agreement.
     Section 2     Termination. All provisions of the Security Agreement, other than Sections 16, 18, 19 and 20(i) thereof, are hereby terminated in full in accordance with Section 26 thereof, the Total Collateral is hereby irrevocably, fully and finally released from the Liens created thereunder pursuant to Section 20(h) of the Security Agreement, and such Liens are hereby irrevocably, fully and finally released and discharged.
     Section 3     Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the state of New York, United States of America, except as otherwise required by mandatory provisions of law.
     Section 4     Expenses. Each Lien Grantor will promptly upon demand pay to the Collateral Agent any reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with the termination of the Security Agreement and the release and discharge of the Total Collateral.
     Section 5     Further Assurances. The Collateral Agent and any Lien Grantor will promptly execute and deliver to EDC and the relevant Lien Grantor, if applicable, such documents as EDC or such Lien Grantor shall reasonably request to evidence the release of the Total Collateral and shall deliver to

EDC and such Lien Grantor any documents or instruments, including without limitation stock certificates, evidencing any property no longer subject to any Transaction Lien.
     Section 6     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed by their respective authorized officers as of October  , 2005.

JPMORGAN CHASE BANK, N.A.
By

Its

NORTEL NETWORKS LIMITED
By

Its

NORTEL NETWORKS INC.
By

Its

NORTEL NETWORKS HPOCS INC.
By

Its

NORTEL NETWORKS OPTICAL COMPONENTS INC.
By

Its

NORTEL NETWORKS U.S. FINANCE INC.
By

Its

NORTEL NETWORKS CAPITAL CORPORATION
By

Its

QTERA CORPORATION
By

Its

NORTHERN TELECOM INTERNATIONAL INC.
By

Its

NORTEL NETWORKS (CALA) INC.
By

Its

Consented to this                           day of October, 2005

EXPORT DEVELOPMENT CANADA
By
Howard Clysdale
Senior Financial Services Manager Telecom Team

By
David Guy
Director Telecom Team

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